Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports First Quarter Results

PROVO, Utah — May 8, 2024 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced first quarter results in line with guidance.

Executive Summary
Q1 2024 vs. Prior-year Quarter

Revenue	$417.3 million; (13.3)% • (3.8)% FX impact or $(18.2) million • Rhyz revenue $62.5 million; 57.5%
Earnings Per Share (EPS)	$(0.01) or $0.09 excluding restructuring charges compared to $0.23 or $0.37 excluding restructuring charges
Customers	875,261; (19)%
Paid Affiliates	154,171; (30)% or (14)% excluding an adjustment to eligibility requirements
Sales Leaders	38,609; (12)%

“Our first quarter revenue came in at the mid-point of our guidance, negatively impacted more than anticipated by foreign currency headwinds, while our cost management efforts helped us post earnings per share in the upper half of our guide,” said Ryan Napierski, Nu Skin president and CEO. “We are continuing our business transformation efforts and making progress in developing our integrated beauty, wellness and lifestyle ecosystem. During the quarter, we again drove strong gains in our Rhyz business, growing nearly 60% year-over-year. In our Nu Skin core business, the macro-economic environment impacted affiliate and customer growth around the globe, but we are encouraged by the performance of our ageLOC WellSpa iO, RenuSpa iO and TRMe launches.

“At our annual top sales leader event, we aligned around the upcoming preview of our new MYND360 cognitive health line and saw healthy energy for the opening of India next year. We also introduced some new early affiliate rewards and top leader incentives to help drive customer acquisition and business growth. While we continue to navigate the challenges of a business transformation amid these disruptive times, we continue to evolve our strategy for both our Nu Skin and Rhyz businesses and remain focused on generating long-term growth and returning value to shareholders.”

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 2
Q1 2024 Year-over-year Operating Results
Revenue	$417.3 million compared to $481.5 million • (3.8)% FX impact or $(18.2) million • Rhyz revenue $62.5 million; 57.5%
Gross Margin	70.5% compared to 72.3% • Nu Skin business was 76.9% compared to 76.4%
Selling Expenses	36.8% compared to 39.1% • Nu Skin business was 41.7% compared to 41.7%
G&A Expenses	29.9% compared to 27.8%
Operating Margin	2.1% or 3.8% excluding restructuring charges compared to 3.3% or 5.4% excluding restructuring charges
Interest Expense	$7.3 million compared to $4.9 million
Other Income/(Expense)	$(0.4) million compared to $3.4 million
Income Tax Rate	148.4 % or 48.5% excluding restructuring charges compared to 22.0%
EPS	$(0.01) or $0.09 excluding restructuring charges compared to $0.23 or $0.37 excluding restructuring charges

Stockholder Value
Dividend Payments	$3.0 million
Stock Repurchases	$0.0 million • $162.4 million remaining in authorization

Q2 and Full-year 2024 Outlook
Q2 2024 Revenue	$420 to $455 million; (16)% to (9)% • Approximately (4) to (3)% FX impact
Q2 2024 EPS	$0.01 to $0.10 or $0.10 to $0.20 non-GAAP
2024 Revenue	$1.73 to $1.87 billion; (12)% to (5)% • Approximately (3) to (2)% FX impact
2024 EPS	$0.77 to $1.16 or $0.95 to $1.35 non-GAAP

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 3
"We continue to implement strategic measures to refine our cost structure in line with business performance and strengthen our financial outlook," said James D. Thomas, chief financial officer. "The additional efficiencies garnered from our cost-saving initiatives underscore our dedication to boosting productivity. We remain vigilant in scrutinizing all facets of our operations and prioritizing initiatives to drive revenue, amplify margins and secure our financial position. Although negative foreign currency impacted our results more than initially expected and will likely continue to do so, we are keeping our 2024 guidance numbers intact. For the second quarter, we project sequential improvement with revenue of $420 to $455 million, assuming an increased foreign currency impact, with reported earnings per share of $0.01 to $0.10 or $0.10 to $0.20 excluding restructuring charges.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through May 22, 2024.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, shareholder value, productivity, product previews and launches, transformation, evolution, investments, initiatives, digital tools and initiatives, and new market expansion; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, future dividends, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “accelerate,” “project,” “vision,” “continue,” “outlook,” “guidance,” “improve,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•	competitive pressures in the company’s markets;
•	risk that epidemics, including COVID-19 and related disruptions, or other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements; and

•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 5
Earnings per share, operating margin and income tax rate, each excluding restructuring and/or impairment charges, also are non-GAAP financial measures. Restructuring and impairment charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, operating margin and income tax rate calculated under GAAP, below.

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended March 31, 2024, and 2023 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended March 31,			Constant- Currency
	2024	2023	Change	Change
Nu Skin
Americas	$75,031	$101,157	(25.8)%	(20.1)%
Mainland China	61,067	67,976	(10.2)%	(6.1)%
Southeast Asia/Pacific	60,065	67,810	(11.4)%	(8.1)%
Japan	44,236	52,606	(15.9)%	(5.6)%
Europa & Africa	42,273	47,444	(10.9)%	(11.8)%
South Korea	40,963	70,324	(41.8)%	(39.3)%
Hong Kong/Taiwan	30,466	34,548	(11.8)%	(9.8)%
Nu Skin other	672	(115)	684.3%	684.3%
Total Nu Skin	354,773	441,750	(19.7)%	(15.6)%
Rhyz Investments
Manufacturing	50,302	35,767	40.6%	40.6%
Rhyz other	12,231	3,945	210.0%	210.0%
Total Rhyz Investments	62,533	39,712	57.5%	57.5%
Total	$417,306	$481,462	(13.3)%	(9.5)%

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 7
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended March 31, 2024, and 2023:

	Three Months Ended March 31,
	2024	2023	Change
Customers
Americas	199,399	266,378	(25)%
Mainland China	162,239	217,101	(25)%
Southeast Asia/Pacific	93,411	117,266	(20)%
Japan	108,808	115,161	(6)%
Europe & Africa	163,481	190,313	(14)%
South Korea	100,230	120,907	(17)%
Hong Kong/Taiwan	47,693	56,410	(15)%
Total Customers	875,261	1,083,536	(19)%

Paid Affiliates
Americas	29,081	38,707	(25)%
Mainland China	24,405	24,522	—
Southeast Asia/Pacific	29,778	36,431	(18)%
Japan(1)	21,679	37,155	(42)%
Europe & Africa(1)	18,313	27,654	(34)%
South Korea(1)	20,594	40,599	(49)%
Hong Kong/Taiwan(1)	10,321	16,286	(37)%
Total Paid Affiliates	154,171	221,354	(30)%

Sales Leaders
Americas	6,616	8,242	(20)%
Mainland China	9,600	10,034	(4)%
Southeast Asia/Pacific	5,570	6,337	(12)%
Japan	6,385	5,688	12%
Europe & Africa	3,715	4,524	(18)%
South Korea	4,122	6,242	(34)%
Hong Kong/Taiwan	2,601	2,688	(3)%
Total Sales Leaders	38,609	43,755	(12)%

(1)
The March 31, 2024, number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure. We plan to implement these changes in additional segments over the next several quarters. We estimate the change in eligibility requirements resulted in a reduction of approximately 14,000; 5,000; 13,000 and 3,000 for Japan, Europe & Africa, South Korea and Hong Kong/Taiwan, respectively.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$417,306	$481,462
Cost of sales	123,242	133,588
Gross profit	294,064	347,874

Operating expenses:
Selling expenses	153,542	188,124
General and administrative expenses	124,566	133,899
Restructuring and impairment expenses	7,134	9,787
Total operating expenses	285,242	331,810

Operating income	8,822	16,064
Interest expense	7,325	4,888
Other income (expense), net	(396)	3,412

Income before provision for income taxes	1,101	14,588
Provision for income taxes	1,634	3,212

Net (loss) income	$(533)	$11,376

Net (loss) income per share:
Basic	$(0.01)	$0.23
Diluted	$(0.01)	$0.23

Weighted-average common shares outstanding (000s):
Basic	49,538	49,644
Diluted	49,538	50,058

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$212,532	$256,057
Current investments	8,674	11,759
Accounts receivable, net	67,041	72,879
Inventories, net	265,100	279,978
Prepaid expenses and other	93,913	81,198
Total current assets	647,260	701,871

Property and equipment, net	422,818	432,965
Operating lease right-of-use assets	93,092	90,107
Goodwill	230,768	230,768
Other intangible assets, net	101,933	105,309
Other assets	246,044	245,443
Total assets	$1,741,915	$1,806,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,237	$43,505
Accrued expenses	247,068	260,366
Current portion of long-term debt	30,000	25,000
Total current liabilities	309,305	328,871

Operating lease liabilities	74,198	70,943
Long-term debt	453,183	478,040
Other liabilities	95,023	106,641
Total liabilities	931,709	984,495

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	618,706	621,853
Treasury stock, at cost – 40.9 million and 41.1 million shares	(1,564,942)	(1,570,440)
Accumulated other comprehensive loss	(110,607)	(100,006)
Retained earnings	1,866,958	1,870,470
Total stockholders’ equity	810,206	821,968
Total liabilities and stockholders’ equity	$1,741,915	$1,806,463

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended March 31,
	2024	2023
Operating Income	$8,822	$16,064
Impact of restructuring and impairment:
Restructuring and impairment	7,134	9,787
Adjusted operating income	$15,956	$25,851

Operating margin	2.1%	3.3%
Operating margin, excluding restructuring impact	3.8%	5.4%

Revenue	$417,306	$481,462

NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended March 31,
	2024	2023
Provision (benefit) for income taxes	$1,634	$3,212
Impact of restructuring on provision for income taxes	2,356	2,593
Provision for income taxes, excluding impact of restructuring	$3,990	$5,805

Income before provision for income taxes	1,101	14,588
Impact of restructuring and impairment expense:
Restructuring and impairment	7,134	9,787
Income before provision for income taxes, excluding impact of restructuring	$8,235	$24,375

Effective tax rate	148.4%	22.0%
Effective tax rate, excluding restructuring impact	48.5%	23.8%

Nu Skin Enterprises Reports First Quarter 2024 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended March 31,
	2024	2023
Net (loss) income	$(533)	$11,376
Impact of restructuring and impairment expense:
Restructuring and impairment	7,134	9,787
Tax impact	(2,356)	(2,593)
Adjusted net income	$4,245	$18,570

Diluted earnings per share	$(0.01)	$0.23
Diluted earnings per share, excluding restructuring impact	$0.09	$0.37

Weighted-average common shares outstanding (000)	49,538	50,058

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings Per Share

	Three months ended June 30,		Year ended December 31,
	2024 - Low-end	2024 High-end	2024 - Low-end	2024 High-end
Earnings Per Share	$0.01	$0.10	$0.77	$1.16
Impact of restructuring expense:
Restructuring	0.15	0.15	0.29	0.29
Tax impact	(0.06)	(0.05)	(0.11)	(0.10)
Adjusted EPS	$0.10	$0.20	$0.95	$1.35

# # #
CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577